Exhibit 10.2

CORUS PHARMA, INC.

2001 STOCK PLAN

(as amended and restated on August 25, 2004 by the Board of Directors and approved by the stockholders on [DATE], 2004)

SECTION 1. Establishment And Purpose.

The purpose of the Plan is to offer selected individuals an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company’s Stock, in order to:

•	Encourage long-term management perspective and reward sustained, long-term performance;

•	Focus Participants on key measures of value creation for the Company’s shareholders;

•	Provide significant reward potential commensurate with shareholder value creation; and

•	Enhance the ability of Corus Pharma Inc. to attract and retain highly talented and competent individuals.

The Plan provides for the direct award or sale of Shares, the grant of Options to purchase Shares, and the grant of Performance Shares, Restricted Stock, Stock Appreciation Rights or Phantom Stock. Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under Section 422 of the Code.

Capitalized terms are defined in Section 12.

SECTION 2. Administration.

2.1 Committees of the Board of Directors. The Plan may be administered by one or more Committees. Each Committee shall consist of one or more members of the Board of Directors who have been appointed by the Board of Directors. Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it. If no Committee has been appointed, the Compensation Committee of the Board of Directors (the “Committee”) shall administer the Plan. Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee, its delegate or such other Committee to whom the Board of Directors has assigned a particular function.

2.2 Authority of the Committee. Subject to the provisions of the Plan, or specific limitation imposed by the Board of Directors, the Committee shall have full and exclusive power and authority to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or appropriate. The Committee may delegate its duties hereunder to the Chief Executive Officer or other senior officers of the Company subject to such rules and regulations as the Committee establishes. The Committee may, in its discretion, retain the services of an outside administrator for the purpose of performing any of its ministerial functions hereunder. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or of an Award, eliminate or make less restrictive any restrictions contained in an Award Agreement, waive any restriction or other provision of the Plan (other than the number of shares reserved for issuance under the Plan as set forth in Section 4.1) or an Award Agreement or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant holding the Award or (ii) consented to by such Participant. The Committee may grant an Award to an individual whom it expects to become an Employee of the Company or any of its Subsidiaries within the following six months, with such Award being subject to the individual’s actually becoming an Employee within such time period, and subject to such other terms and conditions as may be established by the Committee. The Committee may correct any defect, supply any omission, reconcile any inconsistency and remedy or resolve any ambiguity in the Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of the Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

2.3 Limitation of Liability. No member of the Board of Directors and no officer of the Company to whom the Board of Directors has delegated authority in accordance with the Plan shall be liable for anything done or omitted to be done by him or her in connection with the performance of any duties under the Plan, except for his or her own willful misconduct or as expressly provided by statute.

SECTION 3. Eligibility, Participation and Awards.

3.1 General Rule. All Employees and certain other selected individuals (such as Outside Directors and Consultants) who may not be Employees but who, in the judgment of the Board of Directors, are in a position to contribute significantly to its long-term profitability and growth objectives, are eligible for Awards under the Plan. The Board of Directors shall select the Participants from time to time by the grant of Awards under the Plan and, subject to the terms and conditions of the Plan, shall determine all terms and conditions of the Award. Only Employees shall be eligible for the grant of ISOs.

3.2 Awards Generally. Awards may be made under the Plan, in such numbers or amounts and to such individuals determined by the Board of Directors, in the following form:

3.2.1	Award or Sale of Shares. An Award may be in the form of Restricted Stock or Common Stock pursuant to provisions of Section 5 of the Plan.

3.2.2	Options for Shares. An award may be in the form of Options pursuant to the provisions of Section 6 of the Plan.

3.2.3	Performance Shares. An Award may be in the form of Performance Shares. Performance Shares shall be payable, in the sole discretion of the Board of Directors in cash, in Shares, or any combination thereof. The terms, conditions and limitations applicable to an Award of Performance Shares shall be determined by the Board of Directors.

3.2.4	Phantom Stock. An Award may be in the form of Phantom Stock, or other bookkeeping account tied to the value of Shares. The terms, conditions, and limitations applicable to any Awards of Phantom Stock shall be determined by the Board of Directors.

3.2.5	Stock Appreciation Rights. An Award may be in the form of SARs. The conversion price of an SAR unit shall not be less than the Fair Market Value of a Share on the Grant Date. The terms, conditions, and limitations applicable to any Awards of SARs shall be determined by the Board of Directors.

3.2.6	Cash Awards. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards shall be determined by the Board of Directors.

3.3 Award Agreement. Each Award granted under the Plan, other than a Cash Award, shall be evidenced by an Award Agreement between the Participant and the Company. Such Award shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in an Award Agreement. The provisions of the various Award Agreements need not be identical. The Board of Directors shall prescribe written guidelines for the issuance of a Cash Award.

3.4 Performance-Based Awards. Without limiting the type or number of Awards that may be made under the other provisions of the Plan, an Award may be in the form of a Performance-Based Award. Performance-Based Awards are Awards that shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Board of Directors prior to the earlier to occur of (i) 90 days after the commencement of the period of service to which the Performance Goal relates and (ii) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units of the Company, or the Company as a whole, and may include one or more of the following: economic value, achievement of project milestones, decrease in costs, shareholder value, and total market value. Prior to the payment of any compensation based on the achievement of Performance Goals, the Board of Directors must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. In interpreting Plan provisions applicable to Performance Goals and Performance-Based Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation Section 1.162-27(e)(2)(i), and the Board of Directors in establishing Performance Goals and interpreting the Plan shall be guided by such provisions. A Performance-Based Award may include Performance Shares, Options, Restricted Stock, Stock Appreciation Rights, Cash Awards or Phantom Stock.

3.5 Ten-Percent Stockholders. An individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries shall not be eligible for the grant of an ISO unless (i) the Exercise Price is at least 110% of the Fair Market Value of a Share on the date of grant and (ii) such ISO by its terms is not exercisable after the expiration of five years from the date of grant. For purposes of this Section 3.5, in determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

3.6 Termination of Employment. Upon the termination of employment of an Employee, any unexercised, deferred or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award. Unless otherwise specifically provided in the Award Agreement, each Award granted pursuant to the Plan which is an Option shall immediately terminate to the extent the Option is not vested (or does not become vested as a result of such termination of employment) on the date the Employee’s employment with the Company or its Subsidiaries is terminated.

SECTION 4. Stock Subject To Plan.

4.1 Basic Limitation. Shares offered under the Plan may be authorized but unissued Shares. The aggregate number of Shares that may be issued under the Plan (upon exercise of Options or other rights to acquire Shares) shall not exceed [NUMBER] Shares, subject to adjustment pursuant to Section 8. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. The aggregate number of Shares which may be issued upon the exercise of ISOs shall in no event exceed [NUMBER] Shares (subject to adjustment pursuant to Section 8). Notwithstanding anything to the contrary, as of the IPO Date, no further Awards may be granted under this Plan.

4.2 Additional Shares. In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right or Shares issued under the Plan that are reacquired by the Company pursuant to any forfeiture provision, right of repurchase or right of first refusal (all such Shares being, “Recycled Shares”) shall again be available for purposes of the Plan. After the IPO Date, Recycled Shares shall become available for award under the Company’s 2004 Stock Incentive Plan (“2004 Plan”).

SECTION 5. Terms And Conditions Of Awards Or Sales.

5.1 Stock Purchase Agreement. Each award or sale of Shares under the Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Purchaser and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

5.2 Duration of Offers and Nontransferability of Rights. Any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Purchaser within 30 days after the grant of such right was communicated to the Purchaser by the Company. Such right shall not be transferable and shall be exercisable only by the Purchaser to whom such right was granted.

5.3 Purchase Price. The Purchase Price of Shares to be offered under the Plan, if newly issued, shall not be less than the par value of such Shares. Subject to the preceding sentence, the Purchase Price shall be determined by the Board of Directors at its sole discretion. The Purchase Price shall be payable in a form described in Section 7.

5.4 Withholding Taxes. As a condition to the purchase of Shares, the Purchaser shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase.

5.5 Restrictions on Transfer of Shares. Any Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

5.7 Accelerated Vesting. Unless the applicable Stock Purchase Agreement provides otherwise, any right to repurchase a Purchaser’s Shares at the original Purchase Price (if any) upon termination of the Purchaser’s Service shall lapse and all of such Shares shall become vested if:

(i) The Company is subject to a Change in Control before the Purchaser’s Service terminates; and

(ii) The Purchaser is subject to an Involuntary Termination within 12 months following such Change in Control.

SECTION 6. Terms And Conditions Of Options.

6.1. Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

6.2. Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

6.3. Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, and a higher percentage may be required by Section 3.5. The Exercise Price of a Nonstatutory Option to purchase newly issued Shares shall not be less than the par value of such Shares. Subject to the preceding two sentences, the Exercise Price under an Option shall be determined by the Board of Directors at its sole discretion. The Exercise Price shall be payable in a form described in Section 7.

6.4. Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

6.5. Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The exercisability provisions of a Stock Option Agreement shall be determined by the Board of Directors at its sole discretion.

6.6. Accelerated Exercisability. Unless the applicable Stock Option Agreement provides otherwise, all of an Optionee’s Options shall become exercisable in full if:

(i) The Company is subject to a Change in Control before the Optionee’s Service terminates; and

(ii) The Optionee is subject to an Involuntary Termination within 12 months following such Change in Control.

A Stock Option Agreement may also provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events.

6.7 Basic Term. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed 10 ears from the date of grant, and in the case of an ISO a shorter term may be required by Section 3.5. Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire. A Stock Option Agreement may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service or the Optionee’s death.

6.8 Nontransferability. No Option shall be transferable by the Optionee other than by beneficiary designation, will or the laws of descent and distribution. Subject to applicable exercise and vesting terms, an Option may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during the Optionee’s lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

6.9 No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by the Optionee’s Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option and such person has been issued the applicable share certificate by the Company.

6.10 Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option.

6.11 Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

6.12 Accelerated Vesting. Unless the applicable Stock Option Agreement provides otherwise, any right to repurchase Shares issued upon exercise of an Option at the original Exercise Price (if any) upon termination of the Optionee’s Service shall lapse and all of such Shares shall become vested if:

(iii) The Company is subject to a Change in Control before the Optionee’s Service terminates; and

(iv) The Optionee is subject to an Involuntary Termination within 12 months following such Change in Control.

A Stock Option Agreement may also provide for accelerated vesting in the event of the Optionee’s death or disability or other events.

SECTION 7. Payment For Shares.

7.1 General Rule. The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in cash or cash equivalents at the time when such Shares are purchased, except as otherwise provided in this Section 7.

7.2 Surrender of Stock. To the extent that a Stock Option Agreement so provides, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Option is exercised. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

7.3 Services Rendered. At the discretion of the Board of Directors, Shares may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award. At the discretion of the Board of Directors, Shares may also be awarded under the Plan in consideration of services to be rendered to the Company, a Parent or a Subsidiary after the award, except that the par value of such Shares, if newly issued, shall be paid in cash or cash equivalents.

7.4 Promissory Note. To the extent that a Stock Option Agreement or Stock Purchase Agreement so provides, all or a portion of the Exercise Price or Purchase Price (as the case may be) of Shares issued under the Plan may be paid with a full-recourse promissory note. However, the par value of the Shares, if newly issued, shall be paid in cash or cash equivalents. The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Board of Directors (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

7.5 Exercise/Sale. To the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

7.6 Exercise/Pledge. To the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

7.7 Deferral. The Board of Directors may, in its discretion, (i) permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Board of Directors or (ii) provide for the deferral of an Award in an Award Agreement or otherwise. Any such deferral may be in the form of installment payments or a future lump sum payment. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Board of Directors, may be forfeited if and to the extent that the Award Agreement so provides.

SECTION 8. Adjustment Of Shares.

8.1 General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spin-off, a reclassification or a similar occurrence, the Board of Directors shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 4, (ii) the number of Shares covered by each outstanding Option or (iii) the Exercise Price under each outstanding Option. Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.

8.2 Mergers and Consolidations. In the event that the Company is a party to a merger, consolidation or other reorganization, outstanding Options shall be subject to the agreement of merger, consolidation or reorganization. Such agreement, without the Optionees’ consent, may provide for:

(i) The continuation of such outstanding Options by the Company (if the Company is the surviving corporation);

(ii) The assumption of the Plan and such outstanding Options by the surviving corporation or its parent;

(iii) The substitution by the surviving corporation or its parent of options with substantially the same terms for such outstanding Options, provided that, upon such substitution, all such substituted options shall become fully vested; or

(iv) The cancellation of each outstanding Option after payment to the Optionee of an amount in cash or cash equivalents equal to (A) the Fair Market Value of the Shares subject to such Option at the time of the merger or consolidation minus (B) the Exercise Price of the Shares subject to such Option.

8.3 Reservation of Rights. Except as provided in this Section 8, an Optionee or Purchaser shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9. Securities Law Requirements.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

SECTION 10. No Retention Rights.

Nothing in the Plan or in any right, Award or Option granted under the Plan shall confer upon a Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining a Participant) or of a Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

SECTION 11. Duration and Amendments.

11.1 Term of the Plan. The Plan, as amended and restated as set forth herein, is effective on the date of its adoption by the Board of Directors subject to approval by the Company’s stockholders within twelve months. Without timely approval by the Company stockholders, then the pre-amended Plan shall continue in effect. The Plan shall terminate automatically on May 8, 2011 and may be terminated on any earlier date pursuant to Section 11.2 below.

11.2 Right to Amend or Terminate the Plan. The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan which increases the number of Shares available for issuance under the Plan (except as provided in Section 8), or which materially changes the class of persons who are eligible for the grant of ISOs, shall be subject to the approval of the Company’s stockholders. Stockholder approval shall not be required for any other amendment of the Plan.

11.3 Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option or Award previously granted under the Plan.

SECTION 12. Definitions.

12.1 “Award” means any Option, Performance Shares, Restricted Stock, Phantom Stock, Cash Award or Stock Appreciation Right granted to a Participant (whether granted singly, in combination or in tandem) pursuant to the Plan and subject to any applicable terms, conditions and limitations as the Board of Directors may establish in order to fulfill the objectives of the Plan.

12.2 “Award Agreement” means an agreement between the Company and a Participant, in the form prescribed by the Board of Directors, which contains the terms, conditions and restrictions pertaining to an Award and shall include, without limitation, a Stock Option Agreement and a Stock Purchase Agreement.

12.3 “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

12.4 “Cause” shall mean (i) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company, (ii) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof, (iii) gross negligence or (iv) continued failure to perform assigned duties after receiving written notification from the Company or the Board of Directors. The foregoing, however, shall not be deemed an exclusive list of all acts or omissions that the Company (or a Parent or Subsidiary) may consider as grounds for the discharge of an Optionee or Purchaser.

12.5 “Change in Control” shall mean:

(a) The consummation of a merger, consolidation or other reorganization of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; or

(b) The sale, transfer or other disposition of all or substantially all of the Company’s assets.

A transaction shall not constitute a Change in Control if either: (i) its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, or (ii) any dilution in the proportions of ownership (rising to the level contemplated by 12.5(a)) inadvertently occurs in the normal course of the Company’s financing activities or the Plan’s operations and outside of the context of a merger, consolidation or other reorganization of the Company.

12.6 “Code” shall mean the Internal Revenue Code of 1986, as amended.

12.7 “Committee” shall mean a committee of the Board of Directors, as described in Section 2.1.

12.8 “Company” shall mean Corus Pharma, Inc., a Delaware corporation.

12.9 “Consultant” shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors.

12.10 “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

12.11 “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.

12.12 “Fair Market Value” shall mean the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

12.13 “Involuntary Termination” shall mean the termination of the Optionee’s or Purchaser’s Service by reason of:

(a) The involuntary discharge of the Optionee or Purchaser by the Company (or the Parent or Subsidiary employing him or her) for reasons other than Cause; or

(b) The voluntary resignation of the Optionee or Purchaser following (A) a change in his or her position with the Company (or the Parent or Subsidiary employing him or her) that materially reduces his or her level of authority or responsibility or (B) a reduction in his or her compensation (including base salary, fringe benefits and participation in bonus or incentive programs based on corporate performance) by more than 15%.

12.14 “IPO Date” shall mean the date on which Shares are first made available to the general public pursuant to an initial public offering of Shares.

12.15 “ISO” shall mean an employee incentive stock option described in Section 422(b) of the Code.

12.16 “Nonstatutory Option” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

12.17 “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

12.18 “Optionee” shall mean an individual who holds an Option.

12.19 “Outside Director” shall mean a member of the Board of Directors who is not an Employee.

12.20 “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

12.21 “Participant” means an individual who is selected by the Board of Directors to receive an Award and who executes and delivers to the Company an Award Agreement and shall include, without limitation, an Optionee and a Purchaser.

12.22 “Performance-Based Award” means an Award that is paid, vested or otherwise deliverable solely based on the achievement of one or more Performance Goals.

12.23 “Performance Goal” means a standard established by the Board of Directors to determine in whole or in part whether Performance-Based Awards shall be earned.

12.24 “Performance Shares” means the contingent right to receive an amount in cash or a number of Shares, as determined by the Board of Directors in its sole discretion, that is subject to the attainment of one or more Performance Goals.

12.25 “Phantom Stock” means a right to receive the value of a specified number of Shares.

12.26 “Plan” shall mean this Corus Pharma 2001 Stock Plan.

12.27 “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Board of Directors.

12.28 “Purchaser” shall mean an individual to whom the Board of Directors has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

12.29 “Restricted Stock” means Shares that are restricted or subject to forfeiture provisions.

12.30 “Service” shall mean service as an Employee, Outside Director or Consultant.

12.31 “Share” shall mean one share of Stock, as adjusted in accordance with Section 8 (if applicable).

12.32 “Stock” shall mean the common stock of the Company, with a par value of $0.001 per Share.

12.33 “Stock Appreciation Right” or “SAR” means the right to receive an amount in cash or a number of Shares equal to the appreciation in value of a specified number of Shares (typically expressed as units) over a particular period of time.

12.34 “Stock Option Agreement” shall mean the agreement between the Company and an Optionee, which contains the terms, conditions and restrictions pertaining to the Optionee’s Option.

12.35 “Stock Purchase Agreement” shall mean the agreement between the Company and a Purchaser who acquires Shares under the Plan, which contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

12.36 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

SECTION 13. Execution.

To record the adoption of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same.

CORUS PHARMA, INC.

By:
Title:	Chief Executive Officer

Dated:

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Originally adopted by Board of Directors on May 9, 2001 with 2,049,492 shares of common stock reserved; approved by stockholders on May 9, 2001.

Amended by Board on June 25, 2002 to increase shares reserved from 2,049,492 to 2,500,000; approved by stockholders on July 23, 2002.

Amended by Board on February 14, 2003 to increase shares reserved from 2,500,000 to 4,000,000; approved by stockholders on February 19, 2003.

Amended by Board on October 28, 2003 to increase shares reserved from 4,000,000 to 8,000,000; approved by stockholders on January 26, 2004.

Amended by Board April 5, 2004 to increase shares reserved from 8,000,000 to 12,000,000; approved by stockholders on April 7, 2004.

Amended by Board August 25, 2004 to preclude further awards after the Company’s initial public offering and to decrease number of shares available for issuance and to provide that shares released from unexercised stock options due to forfeiture, cancellation or expiration shall become eligible for award under the Company’s 2004 Stock Incentive Plan; approved by stockholders on [DATE], 2004.